UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): November 21, 2007

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 763-504-3000

_______________________________________________________
(Former name or former address, if changed since last report)

Item 3.01 Notice of Failure to Satisfy a Continued Listing Rule or Standard

On November 21, 2007, Multiband Corporation received a NASDAQ staff determination letter indicating that the Company fails to comply with NASDAQ Marketplace Rule 4310c3 and that the NASDAQ staff is reviewing Multiband’s securities for continued listing on the NASDAQ Capital Market. The Company issued a press release on the matter on November 23, 2007, which is attached as an exhibit hereto.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2007	Multiband Corporation

	By:	/s/ James L. Mandel
James L. Mandel Chief Executive Officer

Exhibit: Press Release